Exhibit 99.1

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
REVENUES
ROOM REVENUE	$64,988	$62,791	$123,108	$118,276
OTHER REVENUE	5,131	5,168	10,208	9,862
REIMBURSED EXPENSES	1,094	—	2,188	—

TOTAL REVENUES	$71,213	$67,959	$135,504	$128,138

EXPENSES
DIRECT OPERATING EXPENSE	$16,903	$16,354	$33,131	$31,181
OTHER HOTEL OPERATING EXPENSES	25,316	24,470	49,622	47,251
GENERAL AND ADMINISTRATIVE	1,497	1,371	2,858	2,751
REIMBURSED EXPENSES	1,094	—	2,188	—
DEPRECIATION	7,703	6,862	15,186	13,624
INTEREST, NET	551	584	840	1,232

TOTAL EXPENSES	$53,064	$49,641	$103,825	$96,039

NET INCOME	$18,149	$18,318	$31,679	$32,099

NET IN COME PER SHARE	$0.20	$0.20	$0.35	$0.36

FUNDS FROM OPERATIONS (A)
NET INCOME	$18,149	$18,318	$31,679	$32,099
DEPRECIATION OF REAL ESTATE OWNED	7,302	6,650	14,384	13,200

FUNDS FROM OPERATIONS	$25,451	$24,968	$46,063	$45,299

FFO PER SHARE	$0.28	$0.28	$0.51	$0.51

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,673	89,516	90,521	89,433

OPERATING STATISTICS
OCCUPANCY	76%	78%	73%	75%
AVERAGE DAILY RATE	$118	$114	$117	$112
REVPAR	$90	$89	$86	$84
NUMBER OF HOTELS OWNED	68	67
DIVIDENDS PER SHARE	$0.23	$0.22	$0.45	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)		June 30, 2008		December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET		$831,013		$820,468
CASH AND CASH EQUIVALENTS		—		33,261
OTHER ASSETS		33,009		28,928

TOTAL ASSETS		$864,022		$882,657

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE		$36,960		$51,679
OTHER LIABILITIES		12,260		14,734

TOTAL LIABILITIES		49,220		66,413
TOTAL SHAREHOLDERS’ EQUITY		814,802		816,244

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY		$864,022		$882,657

(A)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2008 and the results of operations for the interim period ended June 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)	ABOVE: RESIDENCE INN, LAREDO, TX
ALASKA
Anchorage (3)
ARIZONA
Phoenix, Tempe (2)
CALIFORNIA
Arcadia (2), Bakersfield , Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA	CORPORATE HEADQUARTERS
Pittsburgh	814 East Main Street
SOUTH CAROLINA	Richmond, VA 23219
Myrtle Beach	(804) 344-8121
TENNESSEE	(804) 344-8129 FAX
Nashville	www.applereitsix.com
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen	INVESTOR INFORMATION
VIRGINIA	For additional information, please contact:
Fredericksburg	Kelly Clarke, Director, Investor Services
WASHINGTON	804-727-6321 or
Kent, Mukilteo, Redmond, Renton	KClarke@applereit.com

DEAR SHAREHOLDER

GLADE M. KNIGHT

At a time when summer travel and the state of our national economy are on the minds of most Americans, I am pleased to report that the financial performance of the Apple REIT Six, Inc. portfolio remained at or above prior year’s levels.

Despite widespread media coverage of a weakening domestic market, property operations were moderately better during the three month period ending June 30, 2008 than the same period in 2007. The diligent asset management of our properties, which includes careful monitoring of operational performance and regional market activity, is reflected in our average daily rates (ADR) of $118 per night, nearly four percent ahead of results from the same three-month period in 2007. Although our average nightly occupancy level for the second quarter of 2008 dropped by more than two percent from the previous year’s level, our strong ADR helped to compensate for that decrease and we achieved revenue per available room of $90, one percent ahead of last year.

Funds from operations for the three-month period ending June 30, 2008, were $25.5 million, or $0.28 per share and year to date were $46.1 million or $0.51 per share. Since the beginning of 2008, we have paid our shareholders a total dividend of $0.449 per share, with $0.226 of that paid during the second quarter.

The Company continues to strategically renovate our hotels as the need for refurbishments or upgrades arises to help ensure that the properties remain highly competitive within their respective travel markets. During the first half of this year, Apple REIT Six completed seven significant renovation projects with an additional eleven hotel renovation projects scheduled to be completed over the remainder of the year and into the first quarter of 2009. These ongoing measures implement the latest hotel industry trends in an effort to garner the highest in guest satisfaction while further growing the value of your investment.

With so much press currently circulating regarding the challenges of today’s economy, I also want to express that Apple REIT Six has, like always, been careful in our monitoring of hotel expenses, market opportunities and industry-wide trends. Although we know that we are not immune to the effects of national economic conditions, we find confidence in the strength of our brands, the quality of our hotels, the hospitality of our hotels’ staff and the diversity of our markets. We anticipate operations will remain stable at our properties throughout the remainder of the year.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

This quarterly report contains forward—looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN • LAREDO, TX

BACK: SPRING HILL SUITES • MONTGOMERY, AL

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.